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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 13, 1998, except for Note 8 as to which the date is April 15, 1998 relating to the financial statements of Entel Technologies, Inc. for the year ended December 31, 1997 included in Registration Statement No. 333-85515 on Form S-1 for the registration of the Common Stock of Wireless Facilities, Inc.

                                          /s/ M.R. Weiser & Co. LLP
                                          M.R. Weiser & Co. LLP

New York, New York

September 28, 1999